UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2025

Rein Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250 #390
Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 802-1989

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RNTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 23, 2025, Rein Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders, which was previously adjourned on June 24, 2025, to consider and vote upon the matters listed below. The following is a summary of the matters voted on at that meeting.

1.

The stockholders of the Company elected William C. Fairey as a Class II director for a three-year term expiring at the 2028 Annual Meeting of Stockholders. The results of the stockholders’ vote with respect to such matter were as follows:

Name	For	Withheld	Broker Non-Votes
William C. Fairey	7,661,847	1,621,599	0

2.

The stockholders of the Company approved, on a non-binding advisory basis, the Company’s named executive officer compensation. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain	Broker Non-Votes
8,325,803	146,938	810,705	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Date: July 23, 2025	By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer